CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 30 to the registration statement on Form N-1A ("Registration Statement") of our report dated March 14, 2001, relating to the financial statements and financial highlights which appears in the January 31, 2001 Annual Report to Shareholders and Board of Trustees of The Arbor Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, PA
March 27, 2001